EXHIBIT 10.30
AMENDMENT TO
THE GENUINE PARTS COMPANY
2004 ANNUAL INCENTIVE BONUS PLAN
          This Amendment to the 2004 Annual Incentive Bonus Plan (the “Plan”) is made and entered into this 27th day of March 2007, by Genuine Parts Company (the “Company”).
          Pursuant to a resolution of the Compensation, Nominating and Governance Committee of the Board of Directors of the Company, in accordance with Article 6 of the Plan, the Plan is hereby amended as follows:
1.	By deleting the definition of “Retirement” in Section 2.1 and replacing it with the following:

“Retirement. A Participant’s voluntary termination of employment with the Company or a Subsidiary after attaining age 65.”

2.	Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect as prior to this amendment.
          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the date first above written.

GENUINE PARTS COMPANY

By:	/s/ Carol B. Yancey

	Name:	Carol B. Yancey

	Title:	Senior VP Finance and Corporate Secretary